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EXHIBIT 24

POWER OF ATTORNEY

        I, the undersigned Director and/or Officer of Mindspeed Technologies, Inc., a Delaware corporation (the "Company"), hereby constitute RAOUF Y. HALIM, SIMON BIDDISCOMBE and BRANDI R. STEEGE, and each of them singly, my true and lawful attorneys with full power to them and each of them to sign for me, and in my name and in the capacity or capacities indicated below, the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2007, and any amendments thereto.

Signature	Title	Date

/s/ RAOUF Y. HALIM Raouf Y. Halim	Director and Chief Executive Officer (Principal Executive Officer)	November 15, 2006
/s/ DWIGHT W. DECKER Dwight W. Decker	Chairman of the Board of Directors	November 15, 2006
/s/ DONALD H. GIPS Donald H. Gips	Director	November 15, 2006
/s/ MICHAEL T. HAYASHI Michael T. Hayashi	Director	November 15, 2006
/s/ MING LOUIE Ming Louie	Director	November 15, 2006
/s/ THOMAS A. MADDEN Thomas A. Madden	Director	November 15, 2006
/s/ JERRE L. STEAD Jerre L. Stead	Director	November 15, 2006
/s/ SIMON BIDDISCOMBE Simon Biddiscombe	Senior Vice President, Chief Financial Officer, Secretary and Treasurer (Principal Financial and Accounting Officer)	November 15, 2006

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  EXHIBIT 24
POWER OF ATTORNEY